    Exhibit 99

GE HealthCare Reports Second Quarter 2023 Financial Results
•2Q Revenue growth of 7% year-over-year; Organic revenue growth* of 9%

•2Q Net income attributable to GE HealthCare of $418 million versus $485 million for the prior year, Adjusted EBIT* of $711 million versus $719 million

•2Q Diluted EPS was $0.91 versus $1.04 in the prior year, Adjusted EPS* was $0.92 versus $1.15

•Raises full-year guidance for Organic revenue growth* and Adjusted EPS* on strong execution in first half of year

Chicago, IL – July 25, 2023 – GE HealthCare (Nasdaq: GEHC), a leading global precision care innovator, today reported financial results for the second quarter ended June 30, 2023.
GE HealthCare President and CEO Peter Arduini said, “We are pleased with organic orders growth of 6% for the second quarter reflecting ongoing strong global demand, and we continued to see revenue growth across our segments. We’ve made good progress with our operating priorities in the first half of the year. As a result, we’re raising our top- and bottom-line guidance for the full year as we execute our precision care strategy.”

Second Quarter 2023 Total Company Financial Performance
•Revenues of $4.8 billion increased 7% reported and 9% on an Organic basis* year-over-year. Foreign exchange negatively impacted growth by 2%.

•Total company orders increased 6% organically, driven by ongoing global customer demand.

•Net income attributable to GE HealthCare was $418 million versus $485 million for the prior year, and Adjusted EBIT* was $711 million versus $719 million.

•Net income margin was 8.7% versus 10.8% for the prior year, down 210 basis points (“bps”) primarily impacted by standalone interest expense. Adjusted EBIT margin* was 14.8% versus 16.0%, down 120 bps. Adjusted EBIT margin* for the second quarter of 2023 declined 10 bps versus the Company’s estimated 2Q’22 Standalone Adjusted EBIT margin* of 14.9%. Margins were impacted by inflation and investment, partially offset by price, productivity, and volume.

•Earnings per share (“EPS”) from continuing operations were $0.91 versus $1.04, down $0.13 from the prior year. Adjusted EPS* was $0.92 versus $1.15, down $0.23 from the prior year. Both comparisons were impacted by standalone interest expense. Adjusted EPS* for the second quarter of 2023 grew $0.10 versus the Company’s estimated 2Q’22 Standalone Adjusted EPS* of $0.82 with increased volume.

•Cash flow from operating activities was $(67) million versus $(19) million, down $48 million year-over-year due to standalone interest and post-retirement benefit payments. These items, coupled with increased capital expenditures, also impacted Free cash flow* of $(136) million, which was down $58 million year-over-year.

* Non-GAAP financial measure.

Second Quarter 2023 Segment Financial Performance

Imaging
•Revenues of $2.6 billion increased 7% reported and 9% on an Organic basis* year-over-year.
•Strong revenue growth was driven by Molecular Imaging and Computed Tomography as well as Magnetic Resonance, due to supply chain fulfillment improvements, stable demand, new product introductions, and price.
•Segment EBIT was $278 million versus $306 million for the prior year.
•Segment EBIT margin was 10.6% versus 12.5% for the prior year, with progress on productivity, volume, and price that was more than offset by inflation from prior year purchases and planned investments.
Ultrasound
•Revenues of $839 million increased 1% reported and 3% on an Organic basis* year-over-year.
•Solid revenue growth in Cardiovascular and Women’s Health, attributable to new product introductions with artificial intelligence (AI) capabilities that drive improved efficiency and patient outcomes.
•Segment EBIT was $191 million versus $220 million for the prior year.
•Segment EBIT margin was 22.8% versus 26.6% for prior year, impacted by inflation and planned investments, including the Caption Health acquisition, partially offset by productivity and price.
Patient Care Solutions
•Revenues of $770 million increased 8% reported and 9% on an Organic basis* year-over-year.
•Strong revenue growth from progress on price and improved fulfillment through supply chain resiliency actions.
•Segment EBIT was $84 million versus $81 million for the prior year.
•Segment EBIT margin was 10.9% versus 11.4% for the prior year, driven by inflation and planned investment offsetting price, productivity, and volume growth.
Pharmaceutical Diagnostics
•Revenues of $568 million increased 19% reported and 20% on an Organic basis* year-over-year.
•Strong revenue growth driven by improving volumes that benefited from a favorable comparison versus the same period last year as well as strategic pricing.
•Segment EBIT of $152 million versus $115 million for the prior year.
•Segment EBIT margin was 26.8% versus 24.1% for the prior year, due to price, execution of productivity, and volume, partially offset by raw material inflation and planned investments.

Growth and Innovation
•First Ever Investigational 18F-CD8 PET Radiopharmaceutical Aims to Predict and Monitor Early Response to Cancer Immunotherapies
•GE HealthCare Introduces Sonic DL: Groundbreaking, FDA-Cleared AI Deep Learning Technology for Faster MRI
•GE HealthCare Precision DL: Receives FDA Clearance of a New Deep Learning Solution for Enhanced Image Quality in PET/CT, Advancing its Leadership Position in AI
•St. Luke’s University Health Network in Pennsylvania Selects GE HealthCare for $30 Million Purchase of Cutting-Edge CT Technology, Powered by AI
•GE HealthCare Announces FES PET Imaging Recommendation in NCCN Clinical Practice Guidelines in Oncology (NCCN Guidelines®)

* Non-GAAP financial measure.

2023 Guidance
Today, the Company updated its guidance for full year 2023:
•Organic revenue growth* in the range of 6% to 8% year-over-year versus a prior range of 5% to 7%.
•Adjusted EBIT margin* in the range of 15.0% to 15.5%, reflecting an expansion of 50 to 100 basis points versus 2022 Standalone Adjusted EBIT margin* of 14.5%.
•Adjusted effective tax rate (ETR)* in the range of 23% to 25%.
•Adjusted EPS* in the range of $3.70 to $3.85, representing 9% to 14% growth versus Standalone Adjusted EPS* of $3.38 for 2022. The prior range was $3.60 to $3.75.
•Free cash flow conversion* of 85% or more for the full year. The Company’s cash flow outlook assumes that the legislation requiring R&D capitalization for tax purposes is repealed or deferred beyond 2023. The Free cash flow* impact of this legislation is up to 10 points of Free cash flow conversion* for the year.

The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP Financial Measures in Outlook section below for more details.

* Non-GAAP financial measure.

Condensed Consolidated and Combined Statements of Income (Unaudited)
	For the three months ended June 30		For the six months ended June 30
(In millions, except per share amounts)	2023	2022	2023	2022
Sales of products	$3,213	$2,903	$6,344	$5,690
Sales of services	1,604	1,581	3,180	3,137
Total revenues	4,817	4,484	9,524	8,827
Cost of products	2,084	1,915	4,121	3,829
Cost of services	793	773	1,572	1,524
Gross profit	1,940	1,796	3,831	3,474
Selling, general, and administrative	1,072	908	2,134	1,839
Research and development	298	257	568	495
Total operating expenses	1,370	1,165	2,702	2,334
Operating income	570	631	1,129	1,140
Interest and other financial charges – net	137	12	273	16
Non-operating benefit (income) costs	(123)	(1)	(238)	(3)
Other (income) expense – net	(14)	(19)	(22)	(45)
Income from continuing operations before income taxes	570	639	1,116	1,172
Benefit (provision) for income taxes	(137)	(153)	(300)	(284)
Net income from continuing operations	433	486	816	888
Income from discontinued operations, net of taxes	—	12	—	12
Net income	433	498	816	900
Net (income) attributable to noncontrolling interests	(15)	(13)	(26)	(26)
Net income attributable to GE HealthCare	418	485	790	874
Deemed preferred stock dividend of redeemable noncontrolling interest	—	—	(183)	—
Net income attributable to GE HealthCare common stockholders	$418	$485	$607	$874

Earnings per share from continuing operations:
Basic	$0.92	$1.04	$1.34	$1.90
Diluted	0.91	1.04	1.33	1.90
Earnings per share attributable to GE HealthCare common stockholders:
Basic	$0.92	$1.07	$1.34	$1.93
Diluted	0.91	1.07	1.33	1.93
Weighted-average number of shares outstanding:
Basic	455	454	455	454
Diluted	458	454	458	454

* Non-GAAP financial measure.

Condensed Consolidated and Combined Statements of Financial Position (Unaudited)
	As of
(In millions, except share and per share amounts)	June 30, 2023	December 31, 2022
Cash, cash equivalents, and restricted cash	$1,939	$1,445
Receivables – net of allowances of $92 and $91	3,370	3,295
Due from related parties	27	17
Inventories	2,264	2,155
Contract and other deferred assets	1,044	989
All other current assets	596	417
Current assets	9,240	8,318
Property, plant, and equipment – net	2,357	2,314
Goodwill	12,929	12,813
Other intangible assets – net	1,423	1,520
Deferred income taxes	4,349	1,550
All other assets	2,013	1,024
Total assets	$32,311	$27,539
Short-term borrowings	$5	$15
Accounts payable	2,835	2,944
Due to related parties	168	146
Contract liabilities	2,003	1,896
All other current liabilities	2,570	2,190
Current liabilities	7,581	7,191
Long-term borrowings	10,233	8,234
Compensation and benefits	5,167	549
Deferred income taxes	81	370
All other liabilities	1,926	1,603
Total liabilities	24,988	17,947
Commitments and contingencies
Redeemable noncontrolling interests	209	230
Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 454,808,732 shares issued and outstanding as of June 30, 2023; 100 shares issued and outstanding as of December 31, 2022	5	—
Additional paid-in capital	6,451	—
Retained earnings	576	—
Net parent investment	—	11,235
Accumulated other comprehensive income (loss) – net	70	(1,878)
Total equity attributable to GE HealthCare	7,102	9,357
Noncontrolling interests	12	5
Total equity	7,114	9,362
Total liabilities, redeemable noncontrolling interests, and equity	$32,311	$27,539

* Non-GAAP financial measure.

Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)
	For the six months ended June 30
(In millions)	2023	2022
Net income	$816	$900
Income (loss) from discontinued operations, net of taxes	—	12
Net income from continuing operations	$816	$888
Adjustments to reconcile Net income to Cash from (used for) operating activities
Depreciation and amortization of property, plant, and equipment	124	112
Amortization of intangible assets	189	204
Gain on fair value remeasurement of contingent consideration	(3)	—
Net periodic postretirement benefit plan (income) expense	(207)	6
Postretirement plan contributions	(180)	(12)
Provision for income taxes	300	284
Share-based compensation	52	39
Cash paid during the year for income taxes	(271)	(443)
Cash paid during the year for interest	(250)	—
Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
Receivables	(32)	(161)
Due from related parties	10	(1)
Inventories	(172)	(447)
Contract and other deferred assets	(64)	(96)
Accounts payable	(40)	282
Due to related parties	(11)	(48)
Contract liabilities	111	84
All other operating activities	29	(242)
Cash from (used for) operating activities – continuing operations	401	449
Cash flows – investing activities
Additions to property, plant, and equipment	(213)	(159)
Dispositions of property, plant, and equipment	1	3
Purchases of businesses, net of cash acquired	(147)	—
All other investing activities	9	(29)
Cash from (used for) investing activities – continuing operations	(350)	(185)
Cash flows – financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	(12)	—
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	2,000	—
Repayments and other reductions (maturities longer than 90 days)	(6)	(1)
Dividends paid to shareholders	(14)	—
Redemption of noncontrolling interests	(211)	—
Net transfers (to) from GE	(1,317)	(225)
All other financing activities	6	(54)
Cash from (used for) financing activities – continuing operations	446	(280)
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	(3)	(15)
Increase (decrease) in cash, cash equivalents, and restricted cash	494	(31)
Cash, cash equivalents, and restricted cash at beginning of year	1,451	561
Cash, cash equivalents, and restricted cash as of June 30	$1,945	$530

* Non-GAAP financial measure.

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results and assess its future prospects. The Company believes that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or related to its core operating results and the overall health of the Company. The Company believes these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see results “through the eyes of management.” The Company believes that providing this information assists investors in understanding its operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in the Company’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in the Company’s industry.
Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations and should not rely on any single financial measure to evaluate the Company’s business.

The Company defines these non-GAAP financial measures as:
•Organic revenue: Total revenues excluding the effects of: (1) net sales from recent acquisitions and dispositions with less than a full year of comparable net sales; and (2) foreign currency exchange rate fluctuations in order to present revenue on a constant currency basis.
•Organic revenue growth rate: Rate of change when comparing Organic revenue, period over period.
•Adjusted EBIT: Net income attributable to GE HealthCare excluding the effects of: (1) Interest and other financial charges – net; (2) Non-operating benefit (income) costs; (3) Provision (benefit) for income taxes; (4) Income (loss) from discontinued operations, net of taxes; (5) Net (income) loss attributable to noncontrolling interests; (6) restructuring costs; (7) acquisition, disposition related charges (benefits); (8) Spin-Off and separation costs; (9) (gain)/loss of business and asset dispositions; (10) amortization of acquisition related intangible assets; and (11) investment revaluation (gain)/loss. In addition, the Company may from time to time consider excluding other nonrecurring items to enhance comparability between periods.
•Adjusted EBIT margin: Adjusted EBIT divided by Total revenues for the same period.
•Standalone Adjusted EBIT: Adjusted EBIT including the effects of recurring and on-going costs to operate new functions required for a standalone company that management believes provide a better depiction of the operations of GE HealthCare as a standalone company.
•Standalone Adjusted EBIT margin: Standalone Adjusted EBIT divided by Total revenues for the same period.

The Company believes that Organic revenue and Organic revenue growth rate, by excluding the effect of acquisitions, dispositions, and foreign currency rate fluctuations, provide management and investors with additional understanding of the Company’s core, top-line operating results and greater visibility into underlying revenue trends of its established, ongoing operations. Organic revenue and Organic revenue growth rate also provide greater insight regarding the overall demand for its products and services.

* Non-GAAP financial measure.

The Company believes Adjusted EBIT, Adjusted EBIT margin, Standalone Adjusted EBIT, and Standalone Adjusted EBIT margin provide management and investors with additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors. These metrics exclude interest expense, interest income, non-operating benefits (income) costs, and tax expense, as well as non-recurring and/or non-cash items, that can have a material impact on the Company’s results. The Company believes this provides additional insight into how its businesses are performing, on a normalized basis. However, these non-GAAP financial measures should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

•Adjusted net income: Net income attributable to GE HealthCare excluding (1) Non-operating benefit (income) costs; (2) restructuring costs; (3) acquisition, disposition related charges (benefits); (4) Spin-Off and separation costs; (5) (gain)/loss of business and asset dispositions; (6) amortization of acquisition-related intangible assets; (7) investment revaluation (gain)/loss; (8) tax effect of reconciling items (items 1-7); (9) certain tax adjustments as described in Adjusted tax expense definition below and (10) Income (loss) from discontinued operations, net of taxes. In addition, the Company may from time to time consider disclosing other nonrecurring items to enhance comparability between periods.
•Adjusted EPS: Diluted earnings per share from continuing operations excluding the per share impact of: (1) deemed preferred stock dividend of redeemable noncontrolling interest, (2) Non-operating benefit (income) costs; (3) restructuring costs; (4) acquisition, disposition related charges (benefits); (5) Spin-Off and separation costs; (6) (gain)/loss of business and asset dispositions; (7) amortization of acquisition-related intangible assets; (8) investment revaluation (gain)/loss; (9) tax effect of reconciling items (items 1-8); and (10) certain tax adjustments as described in Adjusted tax expense definition below. In addition, the Company may from time to time consider disclosing other nonrecurring items to enhance comparability between periods.
•Standalone Adjusted EPS: Adjusted EPS including the per share impact of the effects of recurring and on-going costs to operate new functions required for a standalone company and interest expense associated with third party debt that management believes provide a better depiction of the operations of GE HealthCare as a standalone company.

The Company believes Adjusted net income, Adjusted EPS, and Standalone Adjusted EPS provide investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how it evaluates the business. These non-GAAP financial measures also provide management and investors with additional perspective regarding the impact of certain significant items on the Company’s condensed consolidated and combined earnings. However, they should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

•Adjusted tax expense and Adjusted effective tax rate (ETR): Adjusted tax expense is Income tax expense less the income tax related to pre-tax income adjustments above and certain income tax adjustments. Examples of certain income tax adjustments include the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested. Adjusted ETR is Adjusted tax expense divided by Income before income taxes less pre-tax income adjustments above. Adjusted tax expense and Adjusted ETR can be used by investors to review the income tax expense and effective tax rate for the Company’s operations on a consistent basis.
•Free cash flow: Cash from (used for) operating activities - continuing operations adjusting for the effects of (1) additions to PP&E and internal-use software; (2) dispositions of PP&E; and (3) impact of factoring programs.
•Free cash flow conversion: Free cash flow divided by Adjusted net income.

* Non-GAAP financial measure.

The Company believes that Free cash flow and Free cash flow conversion provide management and investors with important measures of the Company’s ability to generate cash on a normalized basis. These metrics also provide insight into the Company’s flexibility to allocate capital, including reinvesting in the Company for future growth, paying down debt, paying dividends, and pursuing other opportunities that may enhance stockholder value. The Company believes investors may find it useful to compare Free cash flow performance without the effects of the factoring program discontinuation. However, they should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

Organic Revenue*
	For the three months ended June 30			For the six months ended June 30
($ In millions)	2023	2022	% change	2023	2022	% change
Imaging revenues	$2,620	$2,449	7%	$5,116	$4,760	7%
Less: Acquisitions(a)	—	—		—	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	(47)	—		(145)	—
Imaging Organic revenue*	$2,667	$2,449	9%	$5,261	$4,760	11%
Ultrasound revenues	$839	$828	1%	$1,698	$1,643	3%
Less: Acquisitions(a)	—	—		—	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	(15)	—		(55)	—
Ultrasound Organic revenue*	$854	$828	3%	$1,753	$1,643	7%
PCS revenues	$770	$713	8%	$1,551	$1,429	9%
Less: Acquisitions(a)	—	—		—	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	(6)	—		(23)	—
PCS Organic revenue*	$776	$713	9%	$1,574	$1,429	10%
PDx revenues	$568	$478	19%	$1,126	$962	17%
Less: Acquisitions(a)	—	—		—	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	(6)	—		(25)	—
PDx Organic revenue*	$574	$478	20%	$1,151	$962	20%
Other revenues	$20	$16	25%	$33	$33	—%
Less: Acquisitions(a)	—	—		—	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	—	—		—	—
Other Organic revenue*	$20	$16	25%	$33	$33	—%
Total revenues	$4,817	$4,484	7%	$9,524	$8,827	8%
Less: Acquisitions(a)	—	—		—	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	(74)	—		(248)	—
Organic revenue*	$4,891	$4,484	9%	$9,772	$8,827	11%

(a)	Represents revenues attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction.
(b)	Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Unaudited Net Income to Adjusted EBIT* and Standalone Adjusted EBIT* (estimated)
	For the three months ended June 30			For the six months ended June 30
($ In millions)	2023	2022	% change	2023	2022	% change
Net income attributable to GE HealthCare	$418	$485	(14)%	$790	$874	(10)%
Add: Interest and other financial charges - net	137	12		273	16
Add: Non-operating benefit (income) costs	(123)	(1)		(238)	(3)
Less: Benefit (provision) for income taxes	(137)	(153)		(300)	(284)
Less: Income (loss) from discontinued operations, net of taxes	—	12		—	12
Less: Net (income) attributable to noncontrolling interests	(15)	(13)		(26)	(26)
EBIT*	$584	$651	(10)%	$1,151	$1,185	(3)%
Add: Restructuring costs(a)	19	10		31	22
Add: Acquisition and disposition related charges (benefits)(b)	(2)	14		(1)	29
Add: Spin-Off and separation costs(c)	72	—		130	—
Add: (Gain)/loss of business and asset dispositions(d)	—	—		—	(3)
Add: Amortization of acquisition-related intangible assets	32	30		63	63
Add: Investment revaluation (gain)/loss(e)	6	14		1	22
Adjusted EBIT*	$711	$719	(1)%	$1,375	$1,318	4%
Less: Estimated standalone costs(f)	—	50		—	100
Less: Estimated incremental interest expense(g)	—	—		—	—
Less: Estimated tax effect of reconciling items(h)	—	—		—	—
Standalone Adjusted EBIT* (estimate)	$711	$669	6%	$1,375	$1,218	13%
Net income margin	8.7%	10.8%	(210) bps	8.3%	9.9%	(160) bps
Adjusted EBIT margin*	14.8%	16.0%	(120) bps	14.4%	14.9%	(50) bps
Standalone Adjusted EBIT margin* (estimate)	14.8%	14.9%	(10) bps	14.4%	13.8%	60 bps

(a)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(b)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(c)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, and other one-time costs.
(d)	Consists of gains and losses resulting from the sale of assets and investments.
(e)	Primarily relates to valuation adjustments for equity investments.
(f)	Estimated 2Q’22 quarter to date and year to date expense of recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and officers, stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities, branding, security, government relations, community outreach, and insurance.
(g)	Estimated 2Q’22 quarter to date and year to date additional interest expense related to the GE HealthCare debt issuances on November 22nd, 2022 and the draw down of the term loan on January 3rd, 2023, the amortization of original issue discount and deferred, debt issuance costs, and certain Euro to U.S. Dollar cross currency interest rate swap arrangements with a notional amount of $2.0 billion. Interest expense was calculated assuming constant debt levels throughout the periods.
(h)	Estimated 2Q’22 quarter to date and year to date tax effect was determined by applying the respective statutory tax rates to the pre-tax adjustments, as appropriate, in jurisdictions where valuation allowances were not required. The applicable tax rates could be impacted (either higher or lower) depending on many factors including, but not limited to, the profitability in local jurisdictions and may be different from the estimate.

* Non-GAAP financial measure.

Unaudited Net Income to Adjusted Net Income* and Standalone Adjusted Net Income* (estimated)
	For the three months ended June 30			For the six months ended June 30
($ In millions)	2023	2022	% change	2023	2022	% change
Net income attributable to GE HealthCare	$418	$485	(14)%	$790	$874	(10)%
Add: Non-operating benefit (income) costs	(123)	(1)		(238)	(3)
Add: Restructuring costs(a)	19	10		31	22
Add: Acquisition and disposition related charges (benefits)(b)	(2)	14		(1)	29
Add: Spin-Off and separation costs(c)	72	—		130	—
Add: (Gain)/loss of business and asset dispositions(d)	—	—		—	(3)
Add: Amortization of acquisition-related intangible assets	32	30		63	63
Add: Investment revaluation (gain)/loss(e)	6	14		1	22
Add: Tax effect of reconciling items	(3)	(16)		1	(31)
Add: Certain tax adjustments(f)	—	—		30	—
Less: Income (loss) from discontinued operations, net of taxes	—	12		—	12
Adjusted net income*	$419	$524	(20)%	$807	$961	(16)%
Less: Estimated standalone costs(g)	—	50		—	100
Less: Estimated incremental interest expense(h)	—	147		—	292
Less: Estimated tax effect of reconciling items(i)	—	(45)		—	(90)
Standalone Adjusted net income* (estimate)	$419	$372	13%	$807	$659	22%
Adjusted net income margin*	8.7%	11.7%	(300) bps	8.5%	10.9%	(240) bps
Standalone Adjusted net income margin* (estimate)	8.7%	8.3%	40 bps	8.5%	7.5%	100 bps

(a)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(b)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(c)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, and other one-time costs.
(d)	Consists of gains and losses resulting from the sale of assets and investments.
(e)	Primarily relates to valuation adjustments for equity investments.
(f)	Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested.
(g)	Estimated 2Q’22 quarter to date and year to date expense of recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and officers, stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities, branding, security, government relations, community outreach, and insurance.
(h)	Estimated 2Q’22 quarter to date and year to date additional interest expense related to the GE HealthCare debt issuances on November 22nd, 2022 and the draw down of the term loan on January 3rd, 2023, the amortization of original issue discount and deferred, debt issuance costs, and certain Euro to U.S. Dollar cross currency interest rate swap arrangements with a notional amount of $2.0 billion. Interest expense was calculated assuming constant debt levels throughout the periods.
(i)	Estimated 2Q’22 quarter to date and year to date tax effect was determined by applying the respective statutory tax rates to the pre-tax adjustments, as appropriate, in jurisdictions where valuation allowances were not required. The applicable tax rates could be impacted (either higher or lower) depending on many factors including, but not limited to, the profitability in local jurisdictions and may be different from the estimate.

* Non-GAAP financial measure.

Unaudited Diluted Continuing Earnings Per Share to Adjusted Earnings Per Share* and Standalone Adjusted Earnings Per Share* (estimated)
	For the three months ended June 30			For the six months ended June 30
(In dollars, except shares outstanding presented in millions)	2023	2022	$ change	2023	2022	$ change
Diluted earnings per share – continuing operations	$0.91	$1.04	$(0.13)	$1.33	$1.90	$(0.57)
Add: Deemed preferred stock dividend of redeemable noncontrolling interest	—	—		0.40	—
Add: Non-operating benefit (income) costs	(0.27)	(0.00)		(0.52)	(0.01)
Add: Restructuring costs(a)	0.04	0.02		0.07	0.05
Add: Acquisition and disposition related charges (benefits)(b)	(0.00)	0.03		(0.00)	0.06
Add: Spin-Off and separation costs(c)	0.16	—		0.28	—
Add: (Gain)/loss of business and asset dispositions(d)	—	—		—	(0.01)
Add: Amortization of acquisition-related intangible assets	0.07	0.07		0.14	0.14
Add: Investment revaluation (gain)/loss(e)	0.01	0.03		0.00	0.05
Add: Tax effect of reconciling items	(0.01)	(0.04)		0.00	(0.07)
Add: Certain tax adjustments(f)	—	—		0.07	—
Adjusted earnings per share*(j)	$0.92	$1.15	$(0.23)	$1.76	$2.12	$(0.36)
Less: Estimated standalone costs(g)	—	0.11		—	0.22
Less: Estimated incremental interest expense(h)	—	0.32		—	0.64
Less: Estimated tax effect of reconciling items(i)	—	(0.10)		—	(0.20)
Standalone Adjusted earnings per share* (estimate)(j)	$0.92	$0.82	$0.10	$1.76	$1.45	$0.31
Diluted weighted-average shares outstanding	458	454		458	454

(a)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(b)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(c)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, and other one-time costs.
(d)	Consists of gains and losses resulting from the sale of assets and investments.
(e)	Primarily relates to valuation adjustments for equity investments.
(f)	Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested.
(g)	Estimated 2Q’22 quarter to date and year to date expense of recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and officers, stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities, branding, security, government relations, community outreach, and insurance.
(h)	Estimated 2Q’22 quarter to date and year to date additional interest expense related to the GE HealthCare debt issuances on November 22nd, 2022 and the draw down of the term loan on January 3rd, 2023, the amortization of original issue discount and deferred, debt issuance costs, and certain Euro to U.S. Dollar cross currency interest rate swap arrangements with a notional amount of $2.0 billion. Interest expense was calculated assuming constant debt levels throughout the periods.
(i)	Estimated 2Q’22 quarter to date and year to date tax effect was determined by applying the respective statutory tax rates to the pre-tax adjustments, as appropriate, in jurisdictions where valuation allowances were not required. The applicable tax rates could be impacted (either higher or lower) depending on many factors including, but not limited to, the profitability in local jurisdictions and may be different from the estimate.
(j)	Adjusted earnings per share* and estimated Standalone Adjusted earnings per share* amounts are computed independently, thus, the sum of per-share amounts may not equal the total.

* Non-GAAP financial measure.

Free Cash Flow*
	For the three months ended June 30			For the six months ended June 30
($ In millions)	2023	2022	% change	2023	2022	% change
Cash from (used for) operating activities – continuing operations	$(67)	$(19)	U	$401	$449	(11)%
Add: Additions to PP&E and internal-use software	(70)	(59)		(213)	(159)
Add: Dispositions of PP&E	1	—		1	3
Free cash flow*	$(136)	$(78)	(74)%	$189	$293	(35)%

* Non-GAAP financial measure.

Non-GAAP Financial Measures in Outlook
GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow conversion based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with GAAP.

Key Performance Indicators
Management uses the following metrics to provide a leading indicator of current business demand from customers for products and services.
•Organic orders growth: Rate of change period-over-period of contractual commitments with customers to provide specified goods or services for an agreed upon price, and excluding the effects of: (1) recent acquisitions and dispositions with less than a full year of comparable orders; and (2) foreign currency exchange rate fluctuations in order to present orders on a constant currency basis.
•Book-to-bill: Total orders divided by total sales within a given financial period (e.g., quarter or FY).

Conference Call and Webcast Information
GE HealthCare will discuss its results during its investor conference call today, July 25, 2023 at 8:00am ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.
Forward-looking Statements
This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the Company’s expected financial performance, including revenue, revenue growth, profit, taxes, earnings per share, and cash flows, and the Company’s outlook; and the Company’s strategy, innovation, and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; demand for the Company’s products, services, or solutions and factors that affect that demand; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; changes in third-party and government reimbursement processes, rates, contractual relationships, and mix of public and private payers; the Company’s ability to attract and/or retain key personnel and qualified employees; the global COVID-19 pandemic and its effects on the Company’s business; maintenance and protection of the Company’s intellectual property rights; the impact of potential information technology, cybersecurity or data security breaches; compliance with the various legal, regulatory, tax, and other laws to which the Company is subject and related changes, claims, or actions; the

* Non-GAAP financial measure.

Company’s ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the impact of potential product liability claims; environmental, social, and governance matters; the Company’s ability to successfully complete strategic transactions; the Company’s ability to operate effectively as an independent, publicly-traded company and achieve the benefits the Company expects from its spin-off from General Electric Company; and the incurrence of substantial indebtedness in connection with the spin-off and any related effect on the Company’s business. Please also see the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.
GE HealthCare is a leading global medical technology, pharmaceutical diagnostics, and digital solutions innovator, dedicated to providing integrated solutions, services, and data analytics to make hospitals more efficient, clinicians more effective, therapies more precise, and patients healthier and happier. Serving patients and providers for more than 100 years, GE HealthCare is advancing personalized, connected, and compassionate care, while simplifying the patient’s journey across the care pathway. Together our Imaging, Ultrasound, Patient Care Solutions, and Pharmaceutical Diagnostics businesses help improve patient care from diagnosis, to therapy, to monitoring. We are an $18.3 billion business with 50,000 employees working to create a world where healthcare has no limits.
Follow us on LinkedIn, Twitter, and Insights for the latest news, or visit our website gehealthcare.com for more information.

Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Tor Constantino
+1-585-441-1658
tor.constantino@gehealthcare.com

* Non-GAAP financial measure.